U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)................................................. November 14, 2006

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The management and Audit Committee of SulphCo, Inc. (the “Company”) believe that the construction and purchase of equipment being installed in Fujairah, UAE and the building to house it, are beyond the development stage and thus not subject to expense under accounting standards. Accordingly, these items were capitalized in the first and second quarter of 2006 and management proposed to continue this accounting treatment for the third quarter of 2006. However, in connection with the review by the Company’s independent auditors of the financial statements for the quarter ended September 30, 2006, the auditors advised the Company that they did not agree that the construction and purchase of equipment should be capitalized, and were now requiring that these items be expensed as research and development commencing in the third quarter of 2006. Therefore, the Company’s third quarter results of operations, as contained in Form 10-Q filed with the Securities and Exchange Commission on November 14, 2006, reflected accounting treatment recommended by its independent auditors.

Because the Company believes that there has been no change in circumstances since the first or second quarter of 2006 relating to its initial decision to capitalize construction and equipment expenditures for these quarters, other than the auditor’s determination subsequent to the end of the third quarter of 2006 that for the third quarter these items should be expensed, the Company determined on November 14, 2006, that restatement of such amounts in its financial statements for the first and second quarters of 2006, is required in order to present these periods consistent with the third quarter.

The Company is in the process of preparing revised financial statements for these periods, which will be filed with the SEC as an amendment to Form 10-Q for the periods ended March 31, 2006, and June 30, 2006. Accordingly, the Company’s financial statements as contained in its Form 10-Q for the three months ended March 31, 2006, and June 30, 2006, filed prior to the date of this report on Form 8-K, should not be relied upon.

The Audit Committee and the Company’s Chief Financial Officer have discussed these matters with the Company’s independent auditors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: November 20, 2006	/s/ Loren J. Kalmen
Loren J. Kalmen
Chief Financial Officer

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